EXHIBIT 99.1


                                TABLE OF CONTENTS



Independent Auditors' Report.................................................F-2

Financial Statements:

   Balance Sheets at December 31, 2000 and 1999..............................F-3

   Statements of Operations for the year ended December 31, 2000 and for the period from March 1, 1999 (Inception) through
      December 31, 1999......................................................F-4

   Statements of Changes in Stockholders' Deficit for the year ended December 31, 2000 and for the period from March 1, 1999
      (Inception) and through December 31, 1999..............................F-5

   Statements of Cash Flows for the year ended December 31, 2000 and for the period from March 1, 1999 (Inception) through
      December 31, 1999......................................................F-6

Notes to Financial Statements........................................F-7 to F-13

                       DASZKAL BOLTON MANELA DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
PriMed Technologies, LC
PriMed Technologies, Inc.

We have audited the accompanying balance sheets of PriMed Technologies as of December 31, 2000 and 1999, and the related statements of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 2000 and for the period from March 1, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PriMed Technologies, as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period from March 1, 1999 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company experienced a loss from operations in 2000 and 1999 and had negative cash flows form operations for the periods ended December 31, 2000 and 1999. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 14. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.


                                        /s/ DASZKAL BOLTON MANELA DEVLIN & CO.

Boca Raton, Florida
August 31, 2001

                            PRIMED TECHNOLOGIES, INC.
                                 BALANCE SHEETS

                                     ASSETS
                                     ------
                                                             December 31,
                                                     ---------------------------
                                                         2000           1999
                                                     -----------    ------------
Current assets:
    Cash .........................................   $         -    $    11,506
    Accounts receivable, net .....................        64,746         90,180
    Loan receivable - employees ..................         1,600              -
                                                     -----------    -----------
        Total current assets .....................        66,346        101,686
                                                     -----------    -----------

Property and equipment, net ......................       350,065        404,645
                                                     -----------    -----------

Other assets:
    Capitalized software, net ....................       563,429        148,192
                                                     -----------    -----------

        Total assets .............................   $   979,840    $   654,523
                                                     ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------
Current liabilities:
    Checks outstanding in excess of bank balances    $    32,489    $         -
    Accounts payable .............................       286,015        177,400
    Accrued expenses .............................       757,634        148,630
    Loans payable - related party ................       216,661         25,473
    Loans payable ................................     1,123,287        948,065
                                                     -----------    -----------
        Total current liabilities ................     2,416,086      1,299,568
                                                     -----------    -----------
Commitments and contingencies

Stockholders' deficit:
    Members' deficit .............................             -            200
    Common stock, $0.001 par value; 10,000,000
      authorized shares; 10,000 shares issued and
      outstanding ................................            10              -
    Additional paid in capital ...................           190              -
    Accumulated deficit ..........................    (1,436,446)      (645,245)
                                                     -----------    -----------
        Total stockholders' deficit ..............    (1,436,246)      (645,045)
                                                     -----------    -----------

        Total liabilities and stockholders' deficit  $   979,840    $   654,523
                                                     ===========    ===========

                 See accompanying notes to financial statements

                            PRIMED TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS


                                                                  March 1, 1999
                                                     For The       (Inception)
                                                    Year Ended       Through
                                                   December 31,    December 31,
                                                      2000            1999
                                                   ------------   -------------

Revenue ........................................   $ 1,246,099    $   976,991

Operating expenses:
    Selling, general and administrative expenses     1,675,980      1,542,966
    Depreciation and amortization expenses .....       130,800         63,292
                                                   -----------    -----------
Total operating expenses .......................     1,806,780      1,606,258
                                                   -----------    -----------

Loss from operations ...........................      (560,681)      (629,267)
                                                   -----------    -----------

Other income (expense):
    Gain on sale of equipment ..................         1,935          4,259
    Other income ...............................         5,930         11,560
    Interest expense ...........................      (238,385)       (31,797)
                                                   -----------    -----------
Total other income (expense) ...................      (230,520)       (15,978)
                                                   -----------    -----------

Net loss .......................................   $  (791,201)   $  (645,245)
                                                   ===========    ===========


                  See acompanying notes to financial statements






                                      F4

                            PRIMED TECHNOLOGIES, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT


                                   Common Stock                Additional
                                  ---------------   Members'    Paid-In     Accumulated
                                  Shares   Amount    Equity     Capital       Deficit        Total
                                  ------   ------   --------   ----------   -----------   -----------
Balance, March 1, 1999 .........       -   $    -   $     -    $        -   $         -   $         -

Contributions to capital .......       -        -       200             -             -           200

Net loss - December 31, 1999 ...       -        -         -             -      (645,245)     (645,245)
                                  ------   ------   --------   ----------   -----------   -----------

Balance, January 1, 2000 .......       -        -       200             -      (645,245)     (645,045)

Common stock issued ............  10,000       10      (200)          190             -             -

Net loss - December 31, 2000 ...       -        -         -             -      (791,201)     (791,201)
                                  ------   ------   --------   ----------   -----------   -----------

Balance, December 31, 2000 .....  10,000   $   10   $     -    $      190   $(1,436,446)  $(1,436,246)
                                  ======   ======   ========   ==========   ===========   ===========


                 See acompanying notes to financial statements






                                       F5

                            PRIMED TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS


                                                                   March 1, 1999
                                                       For The      (Inception)
                                                      Year Ended      Through
                                                     December 31,   December 31,
                                                         2000           1999
                                                     ------------  -------------
Cash flows from operating activities:
    Net loss ......................................  $  (791,201)  $  (645,245)
    Adjustments to reconcile net loss to net cash
    used by operating activities:
       Depreciation and amortization ..............      130,800         63,291
       Gain on sale of equipment ..................       (1,935)       (11,560)
       Increase in allowance for doubtful accounts        15,500              -
       (Increase) decrease in:
           Accounts receivable ....................        9,934        (90,180)
           Loans receivable .......................       (1,600)             -
       Increase (decrease) in:
           Accounts payable .......................      108,615        177,400
           Accrued expenses .......................      609,004        148,630
           Interest payable .......................      230,222         23,065
                                                     ------------   ------------
Net cash provided by (used in) operating activities      309,339       (334,599)
                                                     ------------   ------------

Cash flows from investing activities:
    Proceeds from the sale of equipment ...........        4,334         11,560
    Software costs and license ....................     (445,850)      (152,151)
    Purchase of property and equipment ............      (48,006)      (413,978)
                                                     ------------   ------------
Net cash used in investing activities .............     (489,522)      (554,569)
                                                     ------------   ------------

Cash flows from financing activities:
    Proceeds from loans payable ...................            -      1,716,269
    Payments on loans payable .....................      (55,000)      (841,269)
    Checks outstanding in excess of bank balances .       32,489              -
    Proceeds from loan payable - related party ....      191,188         25,674
                                                     ------------   ------------
Net cash provided by financing activities .........      168,677        900,674
                                                     ------------   ------------

Net increase (decrease) in cash ...................      (11,506)        11,506

Cash at beginning of period .......................       11,506              -
                                                     ------------   ------------

Cash at end of period .............................  $         -    $    11,506
                                                     ============   ============

                 See accompanying notes to financial statements

                            PRIMED TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 1 - DESCRIPTION OF BUSINESS AND ORGANIZATION

PriMed Technologies, LC (the "Company") was organized under the laws of the state of Florida on February 4, 1999 as a Limited Liability Company. On January 1, 2000, the Company changed its legal organization by merging into PriMed Technologies, Inc., a Delaware Corporation, in a corporate reorganization. PriMed Technologies, Inc. is authorized to issue 10,000,000 shares of common stock at a par value of $0.001 per share. The assets and liabilities transferred were accounted for at historical cost.

The Company is engaged in providing administrative services (accounting, billing and collection, claims processing, information management), network support and maintenance to clients predominantly in the healthcare sector. It has developed proprietary software and applications with interactive web-enabled multimedia capabilities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all cash and other demand deposits to be cash and cash equivalents. As of December 31, 2000 and 1999, the Company had no cash equivalents.

Property and Equipment

Property and equipment are stated at cost and are being depreciated using the straight-line and accelerated methods over the estimated useful lives of three to seven years. Leasehold improvements are stated at cost and are being amortized over the lesser of the term of the lease or the estimated useful life of the asset. Amortization is included in depreciation expense.

Revenue Recognition

The Company's current revenue is primarily derived from the administrative services. Software application revenue (from licensing) is recognized in accordance with the terms of the specific agreements, paid upon completion and delivery. Maintenance and support revenues are recognized over the term of the related agreements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparison of its carrying amount, including the unamortized intangible assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value. The Company assesses the recoverability of intangible assets as well as long-lived assets by determining whether the unamortized balances can be recovered through undiscounted future results of the operation or asset. To date, the Company has made no adjustments to the carrying value of its long-lived assets.

                            PRIMED TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Advertising

Advertising costs are expensed when incurred. The advertising cost incurred for the periods ended December 31, 2000 and 1999, was $40,270 and $932, respectively.

NOTE 3 - ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are recorded net of an allowance for doubtful accounts of $15,500 and $-0- at December 31, 2000 and 1999, respectively.

NOTE 4 - PROPERTY AND EQUIPMENT

At December 31, 2000 and 1999, property and equipment consisted of the following:

                                                2000         1999
                                             ----------   ----------

        Furniture and fixtures               $  75,243    $  71,309
        Computer equipment                     216,916      200,116
        Purchased software                      65,043       62,871
        Leasehold improvements                 152,383      129,682
                                             ----------   ----------
                                               509,585      463,978
        Less: accumulated depreciation        (159,520)     (59,333)
                                             ----------   ----------
        Total property and equipment         $ 350,065    $ 404,645
                                             ==========   ==========

Depreciation expense for the periods ended December 31, 2000 and 1999 was $100,187 and $59,333, respectively.

NOTE 5 - SOFTWARE DEVELOPMENT COSTS

Under Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products.

As of December 31, 2000 and December 31, 1999, such capitalizable software development costs were approximately $598,000 and $152,000, respectively, including $42,867 and $2,544 as capitalized interest expense. These costs are being amortized over a period of three years. Accumulated amortization at December 31, 2000 and 1999 was $34,571 and $3,958, respectively.

                            PRIMED TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 6 - NOTES PAYABLE

The Company's borrowings consisted of the following at December 31, 2000 and
1999:
                                                         2000           1999
                                                     ------------   ------------
Loan payable to an individual for purchase of
equipment. The loan accrues no interest and
is collateralized by the equipment.                  $    50,000    $    50,000

Loan payable to an individual, payable January
24, 2000. Interest at 25%. Loan is collateralized
by the assets of the Company and at December 31,
2000 is in default.                                    1,073,287        898,065
                                                     ------------   ------------
Total                                                $ 1,123,287    $   948,065
                                                     ============   ============

As of December 31, 2000, the loan payable to an individual amounting $1,073,287 was in default. The officers of the Company have personally guaranteed the loan and have pledged their shares of the Company's common stock as collateral. Additionally, the assets of the Company collateralize the loan. On August 13, 2001, the Company entered into a settlement agreement with the individual and agreed to schedule payments to pay it down (see Note 15).

NOTE 7 - RELATED PARTY TRANSACTIONS

At December 31, 2000 and 1999, the Company had an outstanding payable to stockholders/officers in the amount of $216,661 and $25,473, respectively. The transactions involving the stockholders/officers are summarized as follows:

                                                Stockholders
                                                ------------
        Balance at March 1, 1999                 $       -
        Advances during the year                    30,100
        Payments during the year                    (4,627)
                                                ------------
        Balance at December 31, 1999                25,473
        Advances during the year                   208,385
        Payments during the year                   (17,197)
                                                ------------
        Balance at December 31, 2000             $ 216,661
                                                ============

NOTE 8 - OPERATING LEASES

The Company leases its office facilities and automobile leases under various non-cancelable operating leases payable in monthly installments. Total lease expense for the period ended December 31, 2000 and 1999 was $248,428 and $139,238, respectively.

Future minimum lease payments as of December 31, 2000 are as follows:

                        2001                    $   257,724
                        2002                        265,229
                        2003                        274,636
                        2004                        284,752
                        2005                        195,024
                                                -----------
        Total future minimum lease payments     $ 1,277,365
                                                ===========

                            PRIMED TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 9 - SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental cash flow information for the periods ended December 31, 2000 and 1999 is as follows:
                                                    2000           1999
                                                ------------   ------------
Additional cash payment information:
         Interest expense                       $       -      $       -
                                                ============   ============
         Income taxes                           $       -      $   8,731
                                                ============   ============

Non cash transactions affecting investing and financing activities:
         Assets acquired under notes payable    $       -      $  50,000
                                                ============   ============

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company has filed a lawsuit against a former vendor for breach of contract and fraud regarding the non-exclusive use of a certain source code. The vendor is counter-suing the Company for copyright infringement. Subsequent to December 31, 2000, the parties reached a settlement agreement that provided for ten equal monthly payments by the Company in the amount of $12,500 to the former vendor and the former vendor shall permit the Company to use the software source codes until December 31, 2001. The Company is currently in default of the settlement agreement. In connection with the settlement agreement, the Company has recorded settlement expense of $125,000, which has been included in selling, general and administrative expenses on the statement of operations for the year ended December 31, 2000.

The Company is party to a legal proceeding with its major creditor. A settlement was reached in December 2000, in which payments on the loan are to be made by the chief executive officer of the Company. As of December 31, 2000, the Company was in default. On August 13, 2001, the Company entered a settlement agreement relating to this legal action (see Note 15).

The Company is also involved in a lawsuit with another vendor, which arose during the normal course of business. As of December 31, 2000, the Company has accrued approximately $12,000 in expenses relating to this claim. Management believes that any additional financial responsibility that may be incurred in settlement of such lawsuit will not be material to the Company's financial position.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash, accounts receivable, accounts payable, loans payable and loans to stockholders approximates fair value because of their short maturities.

NOTE 12 - INCOME TAXES

At December 31, 1999, the Company was organized as a Limited Company (LC) and at December 31, 1999, the Company, with the consent of its members, has elected under the Internal Revenue Code to be a partnership. In lieu of corporation income taxes, the members of the partnership are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements at December 31, 1999.

                            PRIMED TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 12 - INCOME TAXES, continued

As of December 31, 2000, the Company had an unused net operating loss carry forward of $791,201 available for use on its future corporate federal income tax returns. The Company's evaluation of the tax benefit of its net operating loss carry forward is presented in the following table.

                                                   2000
                                                ----------
Deferred tax asset:
   Tax benefit of net operating loss            $ 312,524
   Less: valuation allowance                     (312,524)
                                                ----------
Deferred tax asset                              $       -
                                                ==========

The tax amounts have been calculated using the 39.5% combined federal and state tax rates. Temporary differences between the financial statement carrying amount and tax basis of assets and liabilities did not give rise to significant portions of deferred taxes as of December 31, 2000.

The Company's unused net operating loss carryover as of December 31, 2000 is summarized below:

        Year Loss Originated      Year Expiring        Amount
        --------------------      -------------      ----------

         December 31, 2000             2020          $ 791,201
                                                     ==========

NOTE 13 - CONCENTRATION OF CREDIT RISK

Financial Instruments

Financial instruments, which potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No. 105, consist primarily of trade receivables. The Company's officers have attempted to minimize this risk by monitoring the companies for which it provided credit.

Customer Sales and Accounts Receivable

The Company sells its services predominantly within Palm Beach, Dade and Broward Counties, Florida. The Company performs ongoing credit evaluations of its customers' financial conditions and, generally, requires no collateral from its customers. The Company's three largest customers accounted for approximately 64% and 53% of sales and approximately 61% and 4% of accounts receivable for the periods ended December 31, 2000 and 1999, respectively.

Software Development

The Company is dependent upon a single vendor for the majority of its software development activities. The loss of this vendor could have a material adverse effect upon the Company.

                            PRIMED TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 14 - MANAGEMENT'S CONSIDERATION OF GOING CONCERN MATTERS

As shown in the accompanying financial statements, the Company incurred a net loss of $791,201 and $645,245 during the periods ended December 31, 2000 and 1999, respectively. The ability of the Company to continue as a going concern is dependent on achieving profitable operations and obtaining additional equity and/or debt financing. In 2001, the Company entered into two contracts with Health Service organizations. The Company is to assist in the recovery and collection of the organizations' significant accounts receivable, and will be compensated as a percentage of the monies collected.

There can be no assurance that the Company's efforts will be successful. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. No estimate has been made should management's plan be unsuccessful.

NOTE 15 - SUBSEQUENT EVENTS

Stock Exchange Agreement

Pursuant to a Stock Exchange Agreement by and between Vidkid Distribution, Inc. ("VIDKID") and the shareholders of the Company dated August 31, 2001 (the "Agreement"), VIDKID, a Florida corporation acquired in all of the capital stock of the Company.

Under the Agreement, VIDKID is issuing 11,550,000 shares of its common stock in exchange for 100% of the common stock of the Company. As a consequence of this exchange of shares, the Company becomes a wholly-owned subsidiary of VIDKID. The Agreement is subject to fulfillment of certain conditions prior to the closing. This transaction will be treated, for financial reporting purposes, as a reverse acquisition in which the Company was recapitalized.

In conjunction with the agreement, the Company will execute a promissory note in the amount of $168,000 in favor of a third party. The proceeds are to be used to settle any closing costs and outstanding liabilities of VIDKID. The note is to be non-interest bearing and calls for payments of $3,500 per month until paid.

Settlement Agreement

On August 13, 2001, the Company entered into a settlement agreement with a lender (see Note 6) whereby the Company has agreed to pay to the lender amounts owed of $875,000 plus interest of twenty-five percent (25%) per annum as follows:

           August 31, 2001                                 $  50,000
           September 30, 2001                                200,000
           October 31, 2001                                   50,000
           November 30, 2001                                  50,000
           December 31, 2001                                 200,000
           January 31, 2002          Balance due, including interest

In addition, the lender has a lien and perfected security interest on all of the stock of the Company and is currently holding the stock in escrow pending the payments by the Company.

                            PRIMED TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

NOTE 15 - SUBSEQUENT EVENTS, continued

Reseller Agreement

On August 13, 2001, the Company entered into a non-exclusive reseller agreement with a software vendor to market the vendor's software. Upon signing of the agreement, the Company is to receive ten (10) software licenses at an initial fee of $30,000. The Company has committed to purchasing forty (40) additional licenses at a cost of $107,500 to be paid by June 25, 2002.